EXHIBIT 1

Joint Filing Agreement

We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 8, 2023
KMBP Holdings Limited

	By:	/s/ Mark Qiu
Name: Mark Qiu
Title: Director

China Harvest Fund II, L.P.
By China Renaissance Capital Investment II, L.P., its general partner
By China Renaissance Capital Investment II GP, its general partner

	By:	/s/ Mark Qiu
Name: Mark Qiu
Title: Director

China Harvest Co-Investors II, L.P.
By China Renaissance Capital Investment II, L.P., its general partner
By China Renaissance Capital Investment II GP, its general partner

	By:	/s/ Mark Qiu
Name: Mark Qiu
Title: Director

China Renaissance Capital Investment II, L.P.
By China Renaissance Capital Investment II GP, its general partner

	By:	/s/ Mark Qiu
Name: Mark Qiu
Title: Director

China Renaissance Capital Investment II GP

	By:	/s/ Mark Qiu
Name: Mark Qiu
Title: Director